UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2007

Camera Platforms International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14675	95-4024550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10909 Vanowen Street, North Hollywood, CA   91605

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (818) 623-1700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On January 30, 2007, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Moving Vehicular Platforms, Inc., a California corporation (“MVP”), pursuant to which we agreed to sell substantially all of our assets to MVP on the terms and conditions set forth in the Purchase Agreement.  These assets consist of all of our tangible personal property.

Summary of Purchase Agreement Terms

In consideration for the sale of our assets, MVP has agreed to pay us a total purchase price of $500,000, of which $25,000 was paid to us on December 13, 2006 as an option advance, and $25,000 was paid to us concurrently with the execution of the Purchase Agreement .  The balance of the purchase price will be paid at closing.  MVP will also be assuming certain of our liabilities.  We plan to use the net proceeds from the sale of our assets to make payments on certain loans made to us by DOOFF, LLC, a related party.

Concurrently with the closing of the transactions contemplated by the Purchase Agreement, we will enter into a license agreement with MVP pursuant to which we will license to MVP the right to use, anywhere in the United States, the name “Shotmaker.”  We will also enter into a sublease agreement with MVP, subject to obtaining landlord consent, pursuant to which MVP will sublease up to 6,663 square feet of our principal executive offices.

Under the Purchase Agreement, the consummation of the transactions is subject to the satisfaction of certain closing conditions, including without limitation, the mailing of an information statement to our shareholders.  In addition, the obligation of MVP to close is conditioned upon it having secured financing.

Our board of directors unanimously approved the terms of the sale on January 30, 2007.  Subject to the timely satisfaction of the material closing conditions in the Purchase Agreement, we currently anticipate that the sale will be consummated in March 2007.

Our Future Plans

We have not yet made any determination about future business plans once the asset sale is consummated.  Our board of directors is evaluating several possible options, including a possible transaction in which we sell or merge our public “shell” corporation to or with a private operating business whereby our shareholders would retain some ownership interest in the surviving public corporation.  Immediately following the consummation of the asset sale, we will have no operating business or source of revenues.

The above description of the transaction and the Purchase Agreement is not a complete description of the material terms of the transaction or the Purchase Agreement and is qualified in its entirety by reference to the agreement entered into in connection with the transaction, a copy of which is included as an exhibit to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The registrant hereby furnishes the following exhibit:

Exhibit Number	Exhibit Title

10.1*	Asset Purchase Agreement, dated January 30, 2007, by and between Camera Platforms International, Inc. and Moving Vehicular Platforms, Inc.

*              The registrant has omitted certain schedules and exhibits to the Asset Purchase Agreement.  Copies will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2007	Camera Platforms International, Inc.

	By:	/s/ Martin Perellis
Martin Perellis, Chairman,
Chief Executive Officer and
Chief Financial Officer